UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 26, 2019

GERON CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-20859	75-2287752
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

149 COMMONWEALTH DRIVE, SUITE 2070
MENLO PARK, CALIFORNIA 94025
(Address of principal executive offices, including zip code)

(650) 473-7700
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Directors

On March 26, 2019, the Board of Directors (the “Board”) of Geron Corporation (the “Company”), upon the recommendation of the Nominating and Corporate Governance Committee of the Board, elected Dawn C. Bir and Elizabeth G. O’Farrell to the Board, effective immediately, each as a Class II Board director for a term expiring at the Company’s 2019 Annual Meeting of Stockholders (the “2019 Annual Meeting”). Effective March 26, 2019, Ms. Bir was also appointed to the Nominating and Corporate Governance Committee of the Board and Ms. O’Farrell was appointed to the Audit Committee of the Board. The Board has determined that each of Mses. Bir and O’Farrell is “independent” as contemplated by the Nasdaq Stock Market and other governing laws and applicable regulations, including Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Ms. Bir, age 48, has served since September 2016 as the Chief Commercial Officer of Reata Pharmaceuticals, Inc., an emerging commercial biopharmaceutical company, where she leads marketing, market access, sales and commercial operations. From February 2013 to September 2016, Ms. Bir served as Vice President of Sales with Pharmacyclics LLC, an AbbVie company, where she built and led their first hematology national sales organization, and was responsible for the launch of IMBRUVICA in the United States and Puerto Rico. From October 2011 to February 2013, Ms. Bir served as Vice President of Sales & Marketing of SKY Pharmaceuticals Packaging, Inc. & Rx Pak, a unit within the U.S. pharmaceutical and specialty solutions division of McKesson Corporation, a global healthcare company, where she was responsible for two companies and revenue centers, and led multiple functions, including sales, marketing, contract management, project management and customer service. From 1996 to October 2011, Ms. Bir held several commercial and sales positions of increasing responsibility within Genentech, Inc., a member of the Roche Group, a global pharmaceutical company, and Bristol-Myers Squibb Company, a global pharmaceutical company. Ms. Bir holds a B.S. in Biology from Binghamton University.

Ms. O’Farrell, age 54, most recently served as Chief Procurement Officer and Head of Global Shared Services from January 2012 to December 2017 at Eli Lily and Company. Throughout her 24-year career with Eli Lilly, a global pharmaceutical company, she held several senior management positions in finance and corporate governance, including Senior Vice President, Policy and Finance; Senior Vice President, Finance; Chief Financial Officer, Lilly USA; Chief Financial Officer, Lilly Canada; and General Auditor. Before joining Eli Lilly, Ms. O’Farrell was an accountant with Boise Cascade Office Products, and served as an auditor at Whipple & Company, a professional accountancy firm, and Price Waterhouse, an international public accounting firm. Ms. O’Farrell also serves as a member of the board directors of PDL BioPharma, Inc., a company focused on acquiring and managing a portfolio of companies, products, royalty agreements and debt facilities in the healthcare industry. Since January 2018, Ms. O’Farrell has served on the finance committee of the United Way of Brevard (Brevard County, Florida), a non-profit organization. Ms. O’Farrell holds a B.S. in accounting and an M.B.A. in management information systems, both from Indiana University.

In accordance with the Company’s Non-Employee Director Compensation Policy (the “Policy”), Mses. Bir and O’Farrell are each eligible to receive automatic grants of nonstatutory stock options to purchase the Company’s Common Stock under and subject to the terms and conditions of the Company’s 2018 Equity Incentive Plan (the “2018 Plan”) and the form of Non-Employee Director Stock Option Agreement under the 2018 Plan. Pursuant to the Policy, in connection with their elections, the Company granted to each of Mses. Bir and O’Farrell a nonstatutory stock option to purchase 120,000 shares of the Company’s Common Stock (the “First Option”) at an exercise price equal to $1.68 per share, the closing sale price of the Company’s Common Stock as reported on the Nasdaq Global Select Market on March 26, 2019 (the “Grant Date”). The First Option will have a maximum term of ten years measured from the Grant Date, and will vest and be exercisable in a series of three equal consecutive annual installments on the anniversary of the Grant Date, commencing on the Grant Date, provided each of Mses. Bir and O’Farrell continues to provide services to the Company through each vesting date.

In addition, as provided by the Policy, on the date of each annual meeting of the Company’s stockholders, commencing with the 2019 Annual Meeting, each of Mses. Bir and O’Farrell will be eligible to receive automatic grants of continuing, annual nonstatutory stock options to purchase 70,000 shares of the Company’s Common Stock (the “Annual Options”), at an exercise price equal to the closing sale price of the Company’s Common Stock as reported on the Nasdaq Global Select Market on the date of grant. The Annual Options will vest and become exercisable in full on the earlier of (i) the date of the next annual meeting of the Company’s stockholders or (ii) the first anniversary of the date of grant, provided that each of Mses. Bir and O’Farrell continues to provide services to the Company through such dates.

Each of Mses. Bir and O’Farrell will also receive cash compensation for her services as a non-employee director as described in the Policy. Under the Policy, Mses. Bir and O’Farrell are each entitled to receive an annual cash retainer of $42,500 for service as a member of the Board, and additional retainers of $5,000 and $12,500 for service as a member of the Nominating and Corporate Governance Committee of the Board and of the Audit Committee of the Board, respectively. The annual cash retainer will be paid out on a pro-rata basis each quarter. Each of Mses. Bir and O’Farrell will receive a pro-rated retainer with respect to the quarter ending March 31, 2019.

The foregoing is only a brief description of the terms of the Policy and the foregoing compensatory arrangements, does not purport to be complete, and is qualified in its entirety by reference to (i) the Policy, previously filed as Exhibit 10.26 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, as filed on March 7, 2019 and (ii) the 2018 Plan and the related form of Non-Employee Director Stock Option Agreement under the 2018 Plan, previously filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K, as filed on May 18, 2018, and Exhibit 10.13 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, as filed on March 7, 2019, respectively.

There are no arrangements or understandings between either Mses. Bir and O’Farrell and any other person pursuant to which either of Mses. Bir or O’Farrell was appointed as a director of the Company, and there is no family relationship between either Mses. Bir and O’Farrell and any of the Company’s other directors or executive officers. Neither Mses. Bir nor O’Farrell is a party to any current or proposed transaction with the Company for which disclosure is required under Item 404(a) of Regulation S-K.

In connection with this election, the Company and each of Mses. Bir and O’Farrell will enter into the Company’s standard form of indemnification agreement. Pursuant to the terms of the indemnification agreement, the Company may be required, among other things, to indemnify each of Mses. Bir and O’Farrell for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by her in any action or proceeding arising out of her service as a director of the Company. The foregoing is only a brief description of the terms of the indemnification arrangement with each of Mses. Bir and O’Farrell, does not purport to be complete, and is qualified in its entirety by reference to the form of Indemnification Agreement, previously filed as Exhibit 10.1 to the Company’s Annual Report on Form 10-K for the period ended December 31, 2011, as filed on March 12, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GERON CORPORATION

Date: March 28, 2019	By:	/s/ Stephen N. Rosenfield
Stephen N. Rosenfield
Executive Vice President, Chief Legal
Officer and Corporate Secretary